Registration No. 333-______
                                                  Filed July 30, 2002

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                               _____________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                               _____________


                            Banknorth Group, Inc.
______________________________________________________________________________
   (Exact Name of Registrant as specified in its Articles of Incorporation)

         Maine                                         01-0437984
________________________                   _________________________________
(State of incorporation)                   (IRS Employer Identification No.)

                              P.O. Box 9540
                           Two Portland Square
                      Portland, Maine 04112-9540
______________________________________________________________________________
       (Address of principal executive offices, including zip code)

     Options to purchase Common Stock of the Registrant issued by the Registrant pursuant to an Agreement and Plan of Merger, dated as of February 26, 2002, and amended as of March 27, 2002,  between the Registrant and Ipswich Bancshares, Inc. ("Ipswich") (the
     "Agreement"), upon conversion of outstanding options to purchase
     Common Stock of Ipswich issued by Ipswich under the Ipswich 1992 Incentive and Non-qualified Stock Option Plan, the Ipswich 1996
     Stock Incentive Plan, and shares of Common Stock of the
     Registrant issuable under  the Ipswich 1998 Stock Incentive Plan;
     and the Banknorth Group, Inc. Employee Stock Purchase Plan
______________________________________________________________________________
                        (Full Titles of the Plans)

William J. Ryan                         Copies to:
Chairman, President and                 Gerard L. Hawkins, Esq.
  Chief Executive Officer               Elias, Matz, Tiernan & Herrick L.L.P.
Banknorth Group, Inc.                   734 15th Street, N.W.
P.O. Box 9540                           Washington, D.C.  20005
Two Portland Square                     (202) 347-0300
Portland, Maine 04112-9540
(207) 761-8500
___________________________________
(Name, address and telephone number
of agent for service)

                  Index to Exhibits is located on page 6

                      CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
Title of                        Proposed         Proposed
Securities      Amount           Maximum          Maximum           Amount of
to be           to be         Offering Price     Aggregate       Registration
Registered  Registered(1)(2)    Per Share      Offering Price         Fee
------------------------------------------------------------------------------
Common
Stock, par
value $.01      2,400(3)         $11.93(5)    $    28,632(5)      $    2.63

Common
Stock,
par value
$.01        1,500,000(4)          21.85(6)     32,775,000(6)       3,015.30
            ------------                       -------------       --------
            1,502,400                         $32,803,632         $3,017.93
            =========                          ==========          ========
_____________
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock, par value $.01 per share ("Common Stock"), of Banknorth
Group, Inc., a Maine corporation ("Banknorth" or the "Registrant"), registered hereby as a result of a stock split, stock dividend or similar adjustment of the outstanding Common
Stock.

(2) Preferred stock purchase rights will be distributed without charge with respect to each share of Common Stock of Banknorth registered hereby.

(3) Represents the number of shares of Common Stock of Banknorth reserved for issuance as a result of the conversion of options to purchase common stock of Ipswich Bancshares, Inc. ("Ipswich"), into options to purchase Common Stock of Banknorth pursuant to an Agreement and Plan of Merger, dated as of February 26, 2002, and amended as of March 27, 2002, between Banknorth and Ipswich (the "Agreement").

(4) Represents the number of additional shares currently reserved for issuance pursuant to the Banknorth Employee Stock Purchase Plan (the "Purchase Plan") as a result of an amendment to the Purchase adopted by the Banknorth and approved by stockholders in April 2002, which authorized the issuance of 1,500,000 additional shares of Common Stock pursuant to the Purchase Plan bringing the total number of shares of Common Stock which may be issued pursuant to the Purchase Plan to 2,852,000.

(5) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule
457(h) promulgated under the Securities Act.  The Proposed
Maximum Offering Price Per Share is equal to the weighted average exercise price for the options, as converted, to purchase shares of Common Stock.

(6)  Estimated solely for the purpose of calculating the
registration fee, which has been calculated pursuant to Rule
457(c) promulgated under the Securities Act.  The Proposed
Maximum Offering
                               2

Price Per Share is equal to the average of the high and low sales prices of the Common Stock on July 24, 2002 as reported by the Nasdaq Stock Market.

                   __________________________

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section
8(a) of the Securities Act and 17 C.F.R. Section 230.462.
























                               3

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (a) Banknorth's Annual Report on Form 10-K for the year ended December 31, 2001.

         (b) All reports filed by Banknorth pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the Form 10-K referred to in clause (a) above.

         (c) The description of the Common Stock of Banknorth contained in Banknorth=s Registration Statement on Form S-4
     (File No. 333-85396) filed with the Commission on May 4,
     2002, as amended.

         (d) All documents filed by Banknorth pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable because the Common Stock is registered under
Section 12 of the Exchange Act.

Item. 5. Interests of Named Experts and Counsel.

     Not applicable.

                               4

Item 6.  Indemnification of Directors and Officers.

     Section 719 of the Maine Business Corporation Act ("MBCA") sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability which they may incur in their capacity as such. Indemnification may be provided against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred; provided that no indemnification may be provided with respect to any matter where such person shall have been finally adjudicated (i) not to have acted honestly or in the reasonable belief that such action was in or not opposed to the best interests of the corporation or its shareholders, or (ii) with respect to any criminal action, to have had reasonable cause to believe such conduct was unlawful. A corporation may not indemnify a person with respect to any action or matter by or in the right of the corporation as to which that person is finally adjudicated to be liable to the corporation unless the court in which the action was brought determines that, in view of all the circumstances, that person is fairly and reasonably entitled to indemnity for such amounts as the court deems reasonable. To the extent such person has been successful on the merits or otherwise in defense of such action, that person shall be entitled to indemnification. Any indemnification, unless ordered by a court or required in the corporation's bylaws, shall be made only as authorized in the specific case upon a determination by the board of directors that indemnification is proper in the circumstances and in the best interests of the corporation. Expenses incurred in defending an action may be paid by the corporation in advance of the final disposition of that action upon a determination made that the person seeking indemnification satisfied the standard of conduct required for indemnification and receipt by the corporation of a written undertaking by or on behalf of such person to repay that amount if that person is finally adjudicated to not have met such standard or not be entitled to such indemnification. In addition, Section 719 of the MBCA provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees and agents against liability whether or not the corporation would have the power to indemnify such person against liability under such section. See Title 13-A Maine Revised Statutes Annotated 719.

     Banknorth's bylaws provide that Banknorth shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of Banknorth to the fullest extent provided by the MBCA, provided that Banknorth shall not be liable for any amount which may be due to any person in connection with a settlement of any action or proceeding effected without its prior written consent or any action or proceeding initiated by an indemnified person without its prior written consent, other than an action or proceeding seeking indemnification from Banknorth.

     Banknorth's bylaws provide that Banknorth shall pay the expenses incurred by an indemnified person in advance of a final disposition of an action or proceeding upon receipt by Banknorth of (1) a written undertaking by or on behalf of the indemnified person to repay such amount if the indemnified person is ultimately determined not to have acted in the manner required under the MBCA in order to permit indemnification and (2) a written affirmation by the indemnified person that the person has met the requisite standard of conduct for indemnification.

                               5

     Directors and officers also may be indemnified pursuant to the terms of various employee benefit plans of Banknorth. In addition, Banknorth carries a liability insurance policy for its directors and officers.

Item 7.  Exemption from Registration Claimed.

     Not applicable because no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

    No.    Exhibit                                            Page
    ---    -------                                            ----

    4      Common Stock Certificate                           (1)

    5      Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
            as to the legality of the securities              E-1

    23.1   Consent of Elias, Matz, Tiernan & Herrick L.L.P.
            (contained in the opinion included as Exhibit 5)   --

    23.2   Consent of KPMG LLP                                E-3

    24     Power of attorney for any subsequent amendments
            (located in the signature pages of this
            Registration Statement).                           --

    99.1   Banknorth Group, Inc. Amended and Restated
            Employee Stock Purchase Plan                      (2)

    99.2   Ipswich Bancshares, Inc. 1992 Incentive and
            Non-qualified Stock Option Plan                   (3)

    99.3   Ipswich Bancshares, Inc. 1996 Stock
            Incentive Plan                                    (3)

    99.4   Ipswich Bancshares, Inc. 1998 Stock
            Incentive Plan                                    (3)
    _____________

     (1)  Incorporated by reference from Banknorth's Registration
          Statement on Form S-4 (File No. 333-95587) filed with the Commission on January 28, 2000.

                               6

     (2) Incorporated by reference from Banknorth's definitive proxy statement for Banknorth's 2002 annual meeting of stockholders filed with the Commission on March 22, 2002.

     (3)  Incorporated by reference from the Registration
          Statement on Form S-8 (File No. 333-83471) filed by
          Ipswich Bancshares, Inc. with the Commission on July
          22, 1999.

Item 9.     Undertakings.

    The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such

                               7

director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.






















                               8

                           SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine, on this 23rd day of July 2002.

                                   BANKNORTH GROUP, INC.

                                   By: /s/ William J. Ryan
                                       ------------------------------------
                                       William J. Ryan, Chairman, President
                                        and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints William J. Ryan his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


/s/ Gary G. Bahre                                    July 23, 2002
-----------------
Gary G. Bahre
Director

/s/ Stephen J. Boyle                                 July 23, 2002
--------------------
Stephen J. Boyle
Executive Vice President and Controller
(principal accounting officer)

/s/ P. Kevin Condron                                 July 23, 2002
--------------------
P. Kevin Condron
Director

/s/ George W. Dougan                                 July 23, 2002
--------------------
George W. Dougan
Director


                               9

/s/ Allen M. Glick                                   July 23, 2002
------------------
Allen M. Glick
Director

/s/ Luther F. Hackett                                July 23, 2002
---------------------
Luther F. Hackett
Director


---------------                                      July __, 2002
Colleen Khoury
Director

/s/ Dana S. Levensen                                 July 23, 2002
--------------------
Dana S. Levensen
Director

/s/ John M. Naughton                                 July 23, 2002
--------------------
John M. Naughton
Director

/s/ Malcolm W. Philbrook, Jr.                        July 23, 2002
-----------------------------
Malcolm W. Philbrook, Jr.
Director

/s/ Angelo P. Pizzagalli                             July 23, 2002
------------------------
Angelo P. Pizzagalli
Director

/s/ Irving E. Rogers, III                            July 23, 2002
-------------------------
Irving E. Rogers, III
Director

/s/ William J. Ryan                                  July 23, 2002
-------------------
William J. Ryan
Chairman, President and Chief
  Executive Officer
(principal executive officer)

                               10

/s/ Curtis M. Scribner                               July 23, 2002
----------------------
Curtis M. Scribner
Director

/s/ Paul R. Shea                                     July 23, 2002
----------------
Paul R. Shea
Director

/s/ Peter J. Verrill                                 July 23, 2002
--------------------
Peter J. Verrill
Senior Executive Vice President, Chief
 Operating Officer, Chief Financial Officer
 and Treasurer (principal financial officer)




















                               11